Exhibit 99.1

Visa Inc. Reports Strong Fiscal First Quarter 2017 Results

•	GAAP net income of $2.1 billion or $0.86 per share, an increase of 7% and 7%, respectively

•	Adjusted net income and earnings per share growth of 23% and 23%, respectively

•	Net operating revenue of $4.5 billion, an increase of 25%

•	Accelerating growth in payments volume, cross-border commerce and processed transactions

San Francisco, CA, February 2, 2017 - Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal first quarter 2017, ended December 31, 2016. GAAP net income for the quarter was $2.1 billion or $0.86 per share, an increase of 7% and 7%, respectively, over the prior year’s results. Exchange rate shifts versus the prior year negatively impacted earnings per share growth by approximately 3 percentage points.
Excluding a $255 million non-cash, non-operating income item recorded upon the remeasurement of the Visa Europe put option in fiscal first quarter 2016, net income and earnings per share for the fiscal first quarter 2017 increased 23% and 23%, respectively, over the prior year's adjusted results. All references to earnings per share assume fully-diluted class A share count, inclusive of series B and C convertible participating preferred stock, unless otherwise noted. The Company’s adjusted quarterly net income and earnings per share of class A common stock are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measure in the accompanying financial tables.
Net operating revenue in the fiscal first quarter of 2017 was $4.5 billion, an increase of 25%, driven by the inclusion of Europe and continued growth in processed transactions and nominal payments volume. Exchange rate shifts versus the prior year negatively impacted reported net operating revenue growth by approximately 3 percentage points.
“Visa’s fiscal 2017 is off to a terrific start with a strong first quarter of revenue and earnings growth driven by accelerating growth in payments volume, cross-border commerce and processed transactions in virtually all regions around the world,” said Alfred F. Kelly, Jr., Chief Executive Officer of Visa Inc. “As we look ahead, we continue to see good momentum in the business driven by domestic and cross-border volumes, increasing consumer participation in electronic payments in developing markets, and the further acceleration of e-commerce in developed markets,” added Kelly. “We remain focused on the integration of Europe which is proceeding well.”

Fiscal First Quarter 2017 Financial Highlights:
Payments volume growth, on a constant dollar basis, for the three months ended September 30, 2016, on which fiscal first quarter service revenue is recognized, was 47% over the prior year at $1.9 trillion.
Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2016, was 39% over the prior year at $1.8 trillion. Effective with the three months ended December 31, 2016, Europe co-badge volume is no longer included in reported volume. Excluding Europe co-badge payments volume from the three months ended September 30, 2016, growth was 38.5%, flat compared to the three months ended December 31, 2016. For additional information, refer to the Europe Co-badge Payments Volume Growth Impact table included in the Operational Performance Data.
Cross-border volume growth, on a constant dollar basis, was 140% for the three months ended December 31, 2016. Cross-border volume growth, on a constant dollar basis when normalized for Europe, was 12% over the prior year. Normalized for Europe includes Europe in prior year results.
Total processed transactions, which represent transactions processed by Visa, for the three months ended December 31, 2016, were 27.3 billion, a 44% increase over the prior year. Total processed transactions growth, when normalized for Europe, was 13% over the prior year.
Fiscal first quarter 2017 service revenues were $1.9 billion, an increase of 17% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 28% over the prior year to $1.9 billion. International transaction revenues grew 44% over the prior year to $1.5 billion. Other revenues were $203 million, an increase of 2% over the prior year. Client incentives, which are a contra revenue item, were $1.0 billion and represent 18.9% of gross revenues.
GAAP operating expenses were $1.4 billion for the fiscal first quarter 2017, a 16% increase over the prior year's results, primarily driven by the inclusion of Europe and increases in personnel, marketing, and general and administrative expenses.
GAAP effective income tax rate was 30.5% for the quarter ended December 31, 2016.
Cash, cash equivalents, and available-for-sale investment securities were $13.2 billion at December 31, 2016.
The weighted-average number of diluted shares of class A common stock outstanding was 2.42 billion for the quarter ended December 31, 2016.

Notable Events:

In December 2016, the Company issued $567 million of commercial paper with a weighted-average interest rate of 0.79% and remaining maturities from 37 days to 66 days.
During the three months ended December 31, 2016, the Company repurchased 22.3 million shares of class A common stock, at an average price of $79.77 per share, using $1.8 billion of cash on hand. At December 31, 2016, the Company had $3.9 billion of remaining funds, authorized by the board of directors, available for share repurchase under the current programs.
On January 31, 2017, the board of directors declared a quarterly cash dividend of $0.165 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis) payable on March 7, 2017, to all holders of record of the Company’s common and preferred stock as of February 17, 2017.
In addition, on January 31, 2017, the Company held its 2017 Annual Meeting of Stockholders during which holders of the Company’s class A common stock at the close of business on December 2, 2016, voted on proposals enumerated in the Company’s proxy statement. Each of the nine nominees were elected to the Company’s Board of Directors; an advisory vote to approve our executive compensation and the ratification of KPMG as our independent auditor for fiscal year 2017 each were approved; and the frequency to hold an advisory vote to approve the Company's executive compensation recommended by our stockholders was one year.
Financial Outlook for Fiscal Full-Year 2017:
Visa Inc. affirms its financial outlook for the following GAAP metrics for fiscal full-year 2017:

•	Client incentives as a percent of gross revenues: 20.5% to 21.5% range;

•	Annual operating margin: Mid 60s; and

•	Effective tax rate: Low 30s.

Visa Inc. updates its financial outlook for the following GAAP metrics for fiscal full-year 2017:

•	Annual net revenue growth: 16% to 18% range on a nominal dollar basis, including 2.0 to 2.5 ppts of negative foreign currency impact; and

•
Annual diluted class A common stock earnings per share growth: Low 30s on a GAAP nominal dollar basis and mid-teens on an adjusted, non-GAAP nominal dollar basis (see note below), both including 2.5 to 3.0 ppts of negative foreign currency impact.

Note: The financial outlook for fiscal full-year 2017 includes Visa Europe integration expenses of approximately $80 million for the full-year. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2016 earnings per share results of $2.84. Refer to the accompanying financial tables for further details and a reconciliation of the adjusted fiscal full-year 2016 results.

Fiscal First Quarter 2017 Earnings Results Conference Call Details:
Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa Inc.
Visa Inc. (NYSE: V) is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks - VisaNet - that is capable of handling more than 65,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, pay ahead with prepaid or pay later with credit products. For more information, visit usa.visa.com/about-visa, visacorporate.tumblr.com and @VisaNews.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2017. Forward-looking statements generally are identified by words such as "believes," "estimates," "expects," "intends," "may," "projects," “outlook”, "could," "should," "will," "continue" and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•	increased oversight and regulation of the global payments industry and our business;

•	impact of government-imposed restrictions on payment systems;

•	outcome of tax and litigation matters;

•	increasingly intense competition in the payments industry, including competition for our clients and merchants;

•	proliferation and continuous evolution of new technologies and business models;

•	our ability to maintain relationships with our clients, merchants and other third parties;

•	brand or reputational damage;

•	management changes;

•	impact of global economic, political, market and social events or conditions;

•	exposure to loss or illiquidity due to settlement guarantees;

•	uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;

•	cyber security attacks, breaches or failure of our networks;

•	failure to maintain interoperability with Visa Europe’s systems;

•	our ability to successfully integrate and manage our acquisitions and other strategic investments; and

•
other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2016, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

Contacts:
Investor Relations: Jack Carsky, Joon Huh, or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com
Media Relations: Nathaniel Sillin, 415-805-4892, globalmedia@visa.com

VISA INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31, 2016	September 30, 2016
	(in millions, except par value data)
Assets
Cash and cash equivalents	$5,824	$5,619
Restricted cash—U.S. litigation escrow	1,028	1,027
Investment securities:
Trading	82	71
Available-for-sale	3,615	3,248
Settlement receivable	1,333	1,467
Accounts receivable	1,120	1,041
Customer collateral	1,006	1,001
Current portion of client incentives	265	284
Prepaid expenses and other current assets	416	555
Total current assets	14,689	14,313
Investment securities, available-for-sale	3,802	3,931
Client incentives	484	448
Property, equipment and technology, net	2,201	2,150
Other assets	921	893
Intangible assets, net	26,381	27,234
Goodwill	14,892	15,066
Total assets	$63,370	$64,035
Liabilities
Accounts payable	$118	$203
Settlement payable	2,059	2,084
Customer collateral	1,006	1,001
Accrued compensation and benefits	433	673
Client incentives	1,872	1,976
Accrued liabilities	1,546	1,128
Current maturities of long-term debt and short-term debt	2,313	—
Accrued litigation	994	981
Total current liabilities	10,341	8,046
Long-term debt	14,138	15,882
Deferred tax liabilities	4,822	4,808
Deferred purchase consideration	1,164	1,225
Other liabilities	1,179	1,162
Total liabilities	31,644	31,123
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 issued and outstanding as follows:
Series A convertible participating preferred stock, none issued	—	—
Series B convertible participating preferred stock, 2 shares issued and outstanding at December 31, 2016 and September 30, 2016	2,516	2,516
Series C convertible participating preferred stock, 3 shares issued and outstanding at December 31, 2016 and September 30, 2016	3,201	3,201
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,854 and 1,871 shares issued and outstanding at December 31, 2016 and September 30, 2016, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at December 31, 2016 and September 30, 2016	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 16 and 17 shares issued and outstanding at December 31, 2016 and September 30, 2016, respectively	—	—
Treasury stock	(170)	(170)
Right to recover for covered losses	(128)	(34)
Additional paid-in capital	17,184	17,395
Accumulated income	10,492	10,462
Accumulated other comprehensive loss, net:
Investment securities, available-for-sale	32	36
Defined benefit pension and other postretirement plans	(221)	(225)
Derivative instruments classified as cash flow hedges	27	(50)
Foreign currency translation adjustments	(1,207)	(219)
Total accumulated other comprehensive loss, net	(1,369)	(458)
Total equity	31,726	32,912
Total liabilities and equity	$63,370	$64,035

VISA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended December 31,
	2016	2015
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,918	$1,645
Data processing revenues	1,892	1,479
International transaction revenues	1,489	1,031
Other revenues	203	198
Client incentives	(1,041)	(788)
Net operating revenues	4,461	3,565

Operating Expenses
Personnel	571	499
Marketing	218	194
Network and processing	145	128
Professional fees	80	72
Depreciation and amortization	146	120
General and administrative	186	156
Litigation provision	15	—
Total operating expenses	1,361	1,169
Operating income	3,100	2,396

Non-operating (Expense) Income
Interest expense	(140)	(29)
Other	19	272
Total non-operating (expense) income	(121)	243
Income before income taxes	2,979	2,639
Income tax provision	909	698
Net income	$2,070	$1,941

Basic earnings per share
Class A common stock	$0.86	$0.80
Class B common stock	$1.41	$1.32
Class C common stock	$3.43	$3.20

Basic weighted-average shares outstanding
Class A common stock	1,860	1,937
Class B common stock	245	245
Class C common stock	17	20

Diluted earnings per share
Class A common stock	$0.86	$0.80
Class B common stock	$1.41	$1.32
Class C common stock	$3.42	$3.20

Diluted weighted-average shares outstanding
Class A common stock	2,421	2,430
Class B common stock	245	245
Class C common stock	17	20

VISA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended December 31,
	2016	2015
	(in millions)
Operating Activities
Net income	$2,070	$1,941
Adjustments to reconcile net income to net cash provided by operating activities:
Client incentives	1,041	788
Fair value adjustment for the Visa Europe put option	—	(255)
Share-based compensation	45	39
Excess tax benefit for share-based compensation	—	(36)
Depreciation and amortization of property, equipment, technology and intangible assets	146	120
Deferred income taxes	77	45
Right to recover for covered losses recorded in equity	(94)	—
Other	13	5
Change in operating assets and liabilities:
Settlement receivable	56	(35)
Accounts receivable	(89)	(75)
Client incentives	(1,129)	(850)
Other assets	66	23
Accounts payable	(102)	—
Settlement payable	79	(36)
Accrued and other liabilities	316	317
Accrued litigation	13	(12)
Net cash provided by operating activities	2,508	1,979
Investing Activities
Purchases of property, equipment, technology and intangible assets	(171)	(126)
Investment securities, available-for-sale:
Purchases	(1,032)	(6,803)
Proceeds from maturities and sales	788	739
Purchases of / contributions to other investments	(2)	(8)
Proceeds / distributions from other investments	—	4
Net cash used in investing activities	(417)	(6,194)
Financing Activities
Repurchase of class A common stock	(1,893)	(2,015)
Dividends paid	(399)	(340)
Proceeds from issuance of senior notes	—	15,971
Debt issuance costs	—	(77)
Proceeds from issuance of commercial paper	566	—
Payments from litigation escrow account—U.S. retrospective responsibility plan	—	11
Cash proceeds from issuance of common stock under employee equity plans	56	29
Restricted stock and performance-based shares settled in cash for taxes	(60)	(81)
Excess tax benefit for share-based compensation	—	36
Net cash (used in) provided by financing activities	(1,730)	13,534
Effect of exchange rate changes on cash and cash equivalents	(156)	—
Increase in cash and cash equivalents	205	9,319
Cash and cash equivalents at beginning of year	5,619	3,518
Cash and cash equivalents at end of period	$5,824	$12,837
Supplemental Disclosure
Income taxes paid, net of refunds	$96	$79
Interest payments on debt	$244	$—
Accruals related to purchases of property, equipment, technology and intangible assets	$69	$40

VISA INC.
FISCAL 2017 AND 2016 QUARTERLY RESULTS OF OPERATIONS
(UNAUDITED)

	Fiscal 2017 Quarter Ended	Fiscal 2016 Quarter Ended
	December 31, 2016	September 30, 2016	June 30, 2016(1)	March 31, 2016	December 31, 2015
	(in millions)
Operating Revenues
Service revenues	$1,918	$1,768	$1,635	$1,699	$1,645
Data processing revenues	1,892	1,779	1,541	1,473	1,479
International transaction revenues	1,489	1,489	1,084	1,045	1,031
Other revenues	203	218	209	198	198
Client incentives	(1,041)	(993)	(839)	(789)	(788)
Net operating revenues	4,461	4,261	3,630	3,626	3,565

Operating Expenses
Personnel	571	690	509	528	499
Marketing	218	300	189	186	194
Network and processing	145	161	123	126	128
Professional fees	80	113	138	66	72
Depreciation and amortization	146	141	120	121	120
General and administrative	186	230	246	164	156
Litigation provision	15	1	—	1	—
Visa Europe Framework Agreement loss	—	—	1,877	—	—
Total operating expenses	1,361	1,636	3,202	1,192	1,169
Operating income	3,100	2,625	428	2,434	2,396

Non-operating (Expense) Income
Interest expense	(140)	(135)	(131)	(132)	(29)
Other	19	20	125	139	272
Total non-operating (expense) income	(121)	(115)	(6)	7	243
Income before income taxes	2,979	2,510	422	2,441	2,639
Income tax provision	909	579	10	734	698
Net income	$2,070	$1,931	$412	$1,707	$1,941

(1)	We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL FIRST QUARTER 2016
(UNAUDITED)
During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash, non-operating income that we do not believe is indicative of our operating performance. As such, we believe the presentation of adjusted financial results provides a clearer understanding of our operating performance for the prior period presented. This amount is not subject to income tax and therefore has no impact on our reported income tax provision. There was no comparable adjustment recorded for the three months ended December 31, 2016. Adjusted net income, effective income tax rate and diluted earnings per share are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported net income, effective income tax rate and diluted earnings per share, which are calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the three months ended December 31, 2015:

	Three Months Ended December 31, 2015
(in millions, except percentages and per share data)	Net Income	Effective Income Tax Rate(1)	Diluted Earnings Per Share(1)
As reported	$1,941	26%	$0.80
Revaluation of Visa Europe put option	(255)	3%	(0.10)
As adjusted	$1,686	29%	$0.69
Diluted weighted-average shares outstanding, as reported			2,430

(1)	Figures in the table may not recalculate exactly due to rounding. Effective income tax rate and diluted earnings per share figures are calculated based on unrounded numbers.

VISA INC.
RECONCILIATION OF NON-GAAP FINANCIAL RESULTS
FISCAL FULL-YEAR 2016
(UNAUDITED)

Our fiscal full-year 2017 annual diluted class A common stock earnings per share growth outlook is based on adjusted non-GAAP fiscal full year 2016 results, which are reconciled to their closest comparable U.S. GAAP financial measure below.
Our financial results during the twelve months ended September 30, 2016 reflect the impact of certain significant items that we do not believe are indicative of our ongoing operating performance, as they are either non-recurring or have no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented.

•
Severance cost. In the fiscal fourth quarter, we recorded a $110 million charge for severance costs related to personnel reductions including planned reductions at Visa Europe. Although we routinely record severance expenses, these charges are larger than any past quarterly accrual due to the acquisition and integration of Visa Europe. Net of related tax benefit of $38 million, determined by applying applicable tax rates, the adjustment to net income was an increase of $72 million.

•
Remeasurement of deferred tax liability. In September 2016, we recorded a non-cash, non-recurring $88 million gain upon the remeasurement of a deferred tax liability, recorded upon the acquisition of Visa Europe, to reflect a tax rate change in the United Kingdom.

•
Acquisition-related costs. During the twelve months ended September 30, 2016, we incurred $152 million of non-recurring acquisition costs in operating expense as a result of the Visa Europe transaction. This amount is comprised of $60 million of transaction expenses recorded in professional fees, and $92 million of U.K. stamp duty recorded in general and administrative expenses. Net of related tax benefit of $56 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $96 million.

•
Visa Europe Framework Agreement loss. Upon consummation of the transaction, on June 21, 2016, we recorded a non-recurring loss of $1.9 billion, before tax, in operating expense resulting from the effective settlement of the Framework Agreement between Visa and Visa Europe. Net of related tax benefit of $693 million, determined by applying applicable federal and state tax rates, the adjustment to net income was an increase of $1.2 billion.

•
Net gains on currency forward contracts. During the twelve months ended September 30, 2016, we entered into currency forward contracts to mitigate a portion of the foreign currency exchange rate risk associated with the upfront cash consideration paid in the Visa Europe acquisition. As a result, we recorded non-recurring, net gains of $74 million, before tax, in other non-operating income. Net of related tax expense of $27 million, determined by applying applicable federal and state tax rates, the adjustment to net income was a decrease of $47 million.

•
Foreign exchange gain on euro deposits. During the twelve months ended September 30, 2016, we recorded a non-recurring foreign exchange gain of $145 million, before tax, in other non-operating income as a result of holding euro-denominated bank balances for a short period in advance of the closing date of the Visa Europe transaction. Net of related tax expense of $54 million, determined by applying applicable federal and state tax rates, the impact to net income was a decrease of $91 million.

•
Revaluation of Visa Europe put option. During the first quarter of fiscal 2016, we recorded a decrease of $255 million in the fair value of the Visa Europe put option, resulting in the recognition of non-cash income in other non-operating income. This amount is not subject to income tax and therefore has no impact on the reported income tax provision.

Adjusted operating expenses, operating margin, non-operating income (expense), income before income taxes, income taxes, effective income tax rate, net income and diluted earnings per share are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures calculated in accordance with U.S. GAAP, to the respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2016.

	Twelve Months Ended September 30, 2016 (1)
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (2),(3)	Non-operating Income (Expense)	Income Before Income Taxes	Income Taxes	Effective Income Tax Rate (2)	Net Income	Diluted Earnings Per Share(2)
As reported	$7,199	52%	$129	$8,012	$2,021	25.2%	$5,991	$2.48
Severance cost	(110)	1%	—	110	38		72	0.03
Remeasurement of deferred tax liability	—	—%	—	—	88		(88)	(0.04)
Acquisition-related costs	(152)	1%	—	152	56		96	0.04
Visa Europe Framework Agreement loss	(1,877)	12%	—	1,877	693		1,184	0.49
Net gains on currency forward contracts	—	—%	(74)	(74)	(27)		(47)	(0.02)
Foreign exchange gain on euro deposits	—	—%	(145)	(145)	(54)		(91)	(0.04)
Revaluation of Visa Europe put option	—	—%	(255)	(255)	—		(255)	(0.11)
As adjusted	$5,060	66%	$(345)	$9,677	$2,815	29.1%	$6,862	$2.84
Diluted weighted-average shares outstanding, as reported								2,414

(1)
We did not include Visa Europe's financial results in our unaudited consolidated statements of operations from the acquisition date, June 21, 2016, through June 30, 2016 as the impact was immaterial. Our unaudited consolidated statement of operations for the year ended September 30, 2016 includes Visa Europe's financial results for the three months ended September 30, 2016.

(2)	Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate and diluted earnings per share figures are calculated based on unrounded numbers.

(3)	Operating margin is calculated as operating income divided by total operating revenues.

Operational Performance Data
The tables below provide information regarding the available operational results for the 3 months ended December 31, 2016, as well as the prior four quarterly reporting periods and the 12 months ended December 31, 2016 and 2015, for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Sections 1-4 below reflect the acquisition of Visa Europe, with Europe included in Visa Inc. results effective the 3 months ended September 30, 2016.
1. Branded Volume and Transactions
The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron, V PAY and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended December 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$538	2.8%	3.7%	$419	8.1%	9.4%	5,667	$120	(12.5%)	(12.4%)	922
Canada	62	4.9%	4.6%	58	5.0%	4.6%	772	5	4.7%	4.3%	10
CEMEA	246	7.7%	8.7%	72	19.7%	19.8%	2,821	174	3.4%	4.6%	1,301
LAC	250	5.6%	8.7%	98	9.5%	11.9%	3,154	152	3.2%	6.7%	1,215
US	937	11.2%	11.2%	803	12.4%	12.4%	15,304	134	4.6%	4.6%	933
Europe	486			352			7,576	134			1,074
Visa Inc.	2,519	33.3%	34.2%	1,800	37.9%	38.6%	35,294	718	22.9%	24.4%	5,456

Visa Credit Programs
US	$444	19.4%	19.4%	$430	20.2%	20.2%	5,347	$14	(0.2%)	(0.2%)	16
International	646	28.0%	29.4%	596	26.6%	28.1%	8,657	50	46.5%	47.2%	242
Visa Inc.	1,090	24.3%	25.1%	1,025	23.9%	24.6%	14,004	64	32.7%	33.1%	258

Visa Debit Programs
US	$493	4.8%	4.8%	$373	4.6%	4.6%	9,958	$120	5.2%	5.2%	917
International	937	72.4%	74.8%	402	232.1%	234.9%	11,332	535	26.6%	28.6%	4,281
Visa Inc.	1,429	41.0%	42.1%	775	62.3%	62.6%	21,290	654	22.0%	23.6%	5,198

Operational Performance Data

	For the 3 Months Ended September 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$536	5.1%	3.9%	$406	9.4%	7.8%	5,244	$129	(6.4%)	(6.6%)	997	786	891
Canada	62	5.9%	5.8%	57	5.9%	5.7%	763	5	6.3%	6.2%	12	48	56
CEMEA	237	2.4%	7.6%	68	11.9%	16.6%	2,583	169	(1.0%)	4.3%	1,242	329	318
LAC	236	3.8%	10.5%	91	7.1%	13.6%	2,993	145	1.9%	8.6%	1,165	408	444
US	903	9.8%	9.8%	768	10.7%	10.7%	14,912	135	5.0%	5.0%	957	697	869
Europe	646			468			9,581	177			1,421	479	543
Visa Inc.	2,619	41.6%	43.1%	1,858	47.0%	47.2%	36,076	761	30.1%	34.1%	5,792	2,747	3,121

Visa Credit Programs
US	$424	18.3%	18.3%	$409	18.8%	18.8%	5,123	$15	6.1%	6.1%	18	276	363
International	725	47.6%	47.4%	656	44.0%	43.6%	9,556	69	94.2%	98.3%	394	655	732
Visa Inc.	1,149	35.2%	35.1%	1,066	33.1%	32.9%	14,679	84	68.8%	71.3%	412	931	1,094

Visa Debit Programs
US	$478	3.3%	3.3%	$358	2.8%	2.8%	9,788	$120	4.8%	4.8%	939	421	506
International	992	84.9%	92.0%	434	276.1%	286.8%	11,609	557	32.4%	37.8%	4,441	1,395	1,520
Visa Inc.	1,470	47.1%	50.1%	793	70.8%	72.0%	21,397	677	26.5%	30.5%	5,380	1,816	2,027

	For the 3 Months Ended June 30, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$531	4.3%	7.3%	$393	7.9%	10.3%	5,055	$138	(5.0%)	(0.4%)	1,014	766	870
Canada	62	0.7%	6.7%	57	0.5%	6.4%	741	5	3.6%	9.7%	11	47	54
CEMEA	233	(2.0%)	11.4%	64	4.8%	18.3%	2,415	169	(4.3%)	8.9%	1,255	331	318
LAC	223	(5.8%)	10.8%	86	(3.3%)	14.4%	2,859	138	(7.2%)	8.7%	1,127	409	445
US	883	9.1%	9.1%	749	9.7%	9.7%	14,681	134	5.9%	5.9%	973	678	851
Visa Inc.	1,933	4.2%	9.0%	1,349	7.6%	10.4%	25,751	584	(3.0%)	5.8%	4,380	2,230	2,538

Visa Credit Programs
US	$390	10.9%	10.9%	$376	10.9%	10.9%	4,583	$15	10.9%	10.9%	17	271	355
International	513	4.5%	9.8%	476	5.0%	9.9%	6,623	37	(2.0%)	8.7%	159	509	569
Visa Inc.	903	7.2%	10.3%	852	7.5%	10.3%	11,206	51	1.4%	9.4%	176	781	924

Visa Debit Programs
US	$493	7.7%	7.7%	$374	8.5%	8.5%	10,097	$119	5.3%	5.3%	956	406	496
International	537	(3.3%)	8.0%	123	5.4%	17.1%	4,447	414	(5.6%)	5.6%	3,248	1,044	1,118
Visa Inc.	1,030	1.7%	7.9%	497	7.7%	10.5%	14,545	533	(3.4%)	5.5%	4,204	1,450	1,614

Operational Performance Data

	For the 3 Months Ended March 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$511	3.2%	8.9%	$376	9.6%	14.4%	4,745	$135	(11.1%)	(3.8%)	1,017	753	856
Canada	51	(5.1%)	5.0%	46	(5.3%)	4.7%	659	5	(2.4%)	8.0%	11	47	54
CEMEA	205	(3.4%)	8.4%	57	4.9%	17.3%	2,185	148	(6.2%)	5.3%	1,161	330	321
LAC	204	(16.2%)	9.0%	79	(15.2%)	15.0%	2,799	124	(16.8%)	5.5%	1,076	406	439
US	823	10.0%	10.0%	694	10.5%	10.5%	13,622	129	7.3%	7.3%	932	662	827
Visa Inc.	1,793	2.4%	9.3%	1,252	7.3%	12.0%	24,010	541	(7.4%)	3.4%	4,198	2,197	2,498

Visa Credit Programs
US	$349	10.5%	10.5%	$334	10.6%	10.6%	4,067	$14	8.8%	8.8%	16	255	333
International	475	2.5%	11.9%	445	3.8%	13.1%	6,263	30	(14.0%)	(3.0%)	157	504	563
Visa Inc.	824	5.8%	11.3%	780	6.6%	12.0%	10,330	44	(7.7%)	0.6%	173	759	896

Visa Debit Programs
US	$474	9.6%	9.6%	$360	10.5%	10.5%	9,555	$115	7.1%	7.1%	916	407	494
International	495	(8.3%)	5.6%	113	2.0%	17.2%	4,125	382	(10.9%)	2.7%	3,109	1,032	1,108
Visa Inc.	969	(0.3%)	7.6%	473	8.3%	12.0%	13,680	497	(7.3%)	3.6%	4,025	1,439	1,602

	For the 3 Months Ended December 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$524	2.5%	10.2%	$387	7.8%	15.1%	4,900	$137	(10.0%)	(1.6%)	1,003	745	840
Canada	59	(10.7%)	5.2%	55	(10.9%)	4.9%	723	4	(8.3%)	8.0%	11	47	54
CEMEA	228	(13.5%)	6.0%	60	(6.8%)	12.5%	2,099	168	(15.7%)	3.8%	1,236	336	326
LAC	237	(17.0%)	8.4%	90	(17.5%)	11.5%	2,917	147	(16.7%)	6.5%	1,175	407	440
US	842	9.1%	9.1%	714	9.7%	9.7%	13,980	128	5.8%	5.8%	936	641	813
Visa Inc.	1,890	(0.4%)	8.8%	1,306	4.9%	11.3%	24,619	584	(10.6%)	3.6%	4,361	2,176	2,472

Visa Credit Programs
US	$372	9.1%	9.1%	$357	9.1%	9.1%	4,391	$14	8.0%	8.0%	17	249	328
International	505	(1.2%)	11.5%	470	0.7%	12.8%	6,506	34	(20.8%)	(4.1%)	164	505	557
Visa Inc.	876	2.9%	10.5%	828	4.1%	11.2%	10,896	48	(14.0%)	(0.8%)	181	754	885

Visa Debit Programs
US	$470	9.1%	9.1%	$357	10.2%	10.2%	9,589	$114	5.6%	5.6%	919	393	484
International	543	(11.7%)	5.9%	121	(4.0%)	15.0%	4,134	422	(13.8%)	3.6%	3,262	1,029	1,102
Visa Inc.	1,014	(3.2%)	7.4%	478	6.3%	11.4%	13,723	536	(10.3%)	4.0%	4,181	1,422	1,587

Operational Performance Data

	For the 12 Months Ended December 31, 2016
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$2,116	3.8%	5.9%	$1,594	8.7%	10.3%	20,711	$522	(8.7%)	(5.8%)	3,950
Canada	237	1.8%	5.5%	218	1.6%	5.4%	2,935	19	3.1%	7.0%	44
CEMEA	920	1.2%	9.0%	260	10.5%	18.0%	10,004	660	(2.0%)	5.8%	4,959
LAC	913	(3.3%)	9.7%	354	(0.7%)	13.6%	11,805	559	(4.8%)	7.4%	4,584
US	3,546	10.1%	10.1%	3,014	10.9%	10.9%	58,518	532	5.7%	5.7%	3,794
Europe (1)	1,132			820			17,157	312			2,495
Visa Inc.	8,864	20.7%	24.5%	6,260	25.4%	27.7%	121,131	2,604	10.6%	17.3%	19,827

Visa Credit Programs
US	$1,608	15.0%	15.0%	$1,549	15.3%	15.3%	19,120	$59	6.3%	6.3%	67
International	2,358	21.0%	25.3%	2,173	20.2%	24.2%	31,099	185	30.8%	39.2%	952
Visa Inc.	3,966	18.5%	20.9%	3,722	18.1%	20.4%	50,219	243	23.9%	29.5%	1,020

Visa Debit Programs
US	$1,938	6.3%	6.3%	$1,465	6.5%	6.5%	39,398	$473	5.6%	5.6%	3,727
International	2,960	36.1%	46.7%	1,073	131.0%	147.0%	31,514	1,887	10.3%	19.2%	15,080
Visa Inc.	4,898	22.5%	27.5%	2,538	37.9%	40.3%	70,912	2,360	9.4%	16.2%	18,807

	For the 12 Months Ended December 31, 2015
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$2,038	2.6%	10.1%	$1,466	6.6%	14.4%	18,057	$572	(6.3%)	0.2%	4,020	745	840
Canada	233	(8.3%)	5.8%	214	(8.5%)	5.6%	2,702	19	(6.1%)	8.4%	46	47	54
CEMEA	909	(15.1%)	8.7%	236	(7.7%)	16.1%	7,413	673	(17.4%)	6.3%	4,748	336	326
LAC	944	(12.3%)	10.0%	357	(12.5%)	11.8%	10,733	588	(12.1%)	9.0%	4,403	407	440
US	3,222	8.6%	8.6%	2,718	9.3%	9.3%	53,108	503	4.5%	4.5%	3,735	641	813
Visa Inc.	7,346	(0.1%)	9.1%	4,991	4.9%	11.1%	92,013	2,355	(9.3%)	4.9%	16,952	2,176	2,472

Visa Credit Programs
US	$1,398	10.5%	10.5%	$1,343	10.7%	10.7%	16,309	$55	6.5%	6.5%	66	249	328
International	1,949	(0.8%)	12.1%	1,808	1.5%	13.5%	24,171	141	(23.1%)	(3.4%)	640	505	557
Visa Inc.	3,348	3.6%	11.5%	3,151	5.2%	12.3%	40,480	196	(16.6%)	(0.7%)	706	754	885

Visa Debit Programs
US	$1,823	7.1%	7.1%	$1,375	8.0%	8.0%	36,799	$448	4.2%	4.2%	3,669	393	484
International	2,175	(10.2%)	7.2%	465	(5.4%)	12.4%	14,734	1,710	(11.4%)	5.8%	12,577	1,029	1,102
Visa Inc.	3,998	(3.1%)	7.1%	1,840	4.3%	9.1%	51,533	2,158	(8.6%)	5.5%	16,246	1,422	1,587

(1)	Europe includes volume and transactions for the 6 months ended December 31, 2016 only.

Operational Performance Data

2. Europe Co-badge Payments Volume Growth Impact
The table below reflects total Visa Inc., International and Europe payments volume growth rates over prior year adjusted to exclude the Europe co-badge volumes.

	Growth (Constant USD)		Growth (Nominal USD)
	Quarter Ended		Quarter Ended
	Sep'16	Dec'16	Sep'16	Dec'16
Visa Inc. - As Reported	47.2%	38.6%	47.0%	37.9%
excluding co-badge	38.5%	38.6%	38.3%	37.9%

International - As Reported	91.5%	70.5%	90.9%	68.7%
excluding co-badge	72.2%	70.5%	71.7%	68.7%

Europe Normalized (1)	6.7%	(17.8%)	(1.2%)	(26.4%)
excluding co-badge	7.2%	9.1%	(3.1%)	(4.9%)

(1)
Europe volumes were first included in Visa Inc.’s volumes starting in the quarter ended September 30, 2016. Europe Normalized growth includes Europe volumes for the prior year period before Visa Inc. acquired Visa Europe.

Note:
Effective June 9, 2016, Article 8 of the EU Interchange Fee Regulation states that payment card networks cannot impose reporting requirements or the obligation to pay fees on payment transactions where their payment brand is present but their network is not used. Prior to this regulation, Visa collected a small service fee in a few countries, particularly France, on domestic payment transactions where Visa cards are co-badged with a domestic network. Clients in Europe continued to report co-badged volume through the quarter ended September 2016; however, effective with the quarter ended December 2016 Visa co-badge volume is no longer included in reported volume.

Operational Performance Data

3. Cross-Border Volume
The table below represents cross-border volume growth for cards carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)	Normalized Growth (2) (Constant USD)
3 Months Ended
December 31, 2016 (1)	135%	140%	12%
September 30, 2016 (1)	146%	149%	10%
June 30, 2016	2%	5%
March 31, 2016	—%	5%
December 31, 2015	(4%)	4%

12 Months Ended
December 31, 2016 (1)	72%	76%
December 31, 2015	(2%)	6%
4. Visa Processed Transactions
The table below represents transactions involving Visa, Visa Electron, V PAY, Interlink and PLUS cards processed on Visa’s networks.

Period	Processed Transactions (millions)	Growth	Normalized Growth (2)
3 Months Ended
December 31, 2016 (1)	27,329	44%	13%
September 30, 2016 (1)	25,921	41%	12%
June 30, 2016	19,778	10%
March 31, 2016	18,475	9%
December 31, 2015	18,986	8%

12 Months Ended
December 31, 2016 (1)	91,502	26%
December 31, 2015	72,355	9%

(1)	Europe is included as part of Visa Inc. effective with the 3 months ended September 30, 2016.

(2)
Europe volumes and transactions were first included as part of Visa Inc. starting in the quarter ended September 30, 2016. Normalized Growth includes Europe activity in prior year periods before Visa Inc. acquired Visa Europe.

Operational Performance Data

Footnote
Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron, V PAY and Interlink brands for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume.
Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.
The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable.
On occasion, previously presented information may be updated. Prior period updates, if any, are not material.
Europe is reported and included in Visa Inc. results effective with the 3 months ended September 2016. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.